                                                 Exhibit 21

Subsidiaries of the Registrant                            State or
- ------------------------------                             Other
                                                       Jurisdiction of
Name                                                     Incorporation
- ----                                                    ---------------
(1) St. Paul Fire and Marine Insurance Company              Minnesota
    Subsidiaries:
      (i) St. Paul Mercury Insurance Co.                    Minnesota
     (ii) St. Paul Guardian Insurance Co.                   Minnesota
    (iii) The St. Paul Insurance Co.                        Texas
     (iv) The St. Paul Insurance Co. of Illinois            Illinois
      (v) St. Paul Specialty Underwriting, Inc.             Delaware
          Subsidiaries:
          (a) St. Paul Surplus Lines Insurance Co.          Delaware
          (b) St. Paul Risk Services, Inc.                  Minnesota
          (c) Ramsey Insurance Co.                          Minnesota
          (d) Athena Assurance Co.                          Minnesota
     (vi) St. Paul Property and Casualty
            Insurance Co.                                   Nebraska
    (vii) St. Paul Insurance Co. of North Dakota            North Dakota
   (viii) St. Paul Fire and Casualty Insurance Co.          Wisconsin
     (ix) Economy Fire & Casualty Co.                       Illinois
          (a) Economy Preferred Insurance Co.               Illinois
          (b) Economy Premier Assurance Co.                 Illinois
          (c) Premier Assurance Center, Inc.                Illinois
      (x) St. Paul Indemnity Insurance Co.                  Indiana
     (xi) St. Paul Properties, Inc.                         Delaware
          Subsidiaries:
          (a) 77 Water Street, Inc.                         Minnesota
          (b) St. Paul Interchange, Inc.                    Minnesota
          (c) St. Paul 345, Inc.                            Minnesota
          (d) 350 Market Street                             Minnesota
          (e) St. Paul Cambridge, Inc.                      Minnesota
    (xii) Seaboard Surety Company
          Subsidiary:
          (a) Seaboard Surety Company of Canada             Canada
   (xiii) St. Paul (UK) Ltd.                                United Kingdom
          Subsidiaries:
          (a) St. Paul Reinsurance Company,
               Limited                                      United Kingdom
          (b) St. Paul Management Limited                   United Kingdom
          (c) Selsdon Insurance Management Limited          United Kingdom
          (d) St. Paul International Insurance
               Company, Limited                             United Kingdom
          (e) Seguros Albia, Compania De Seguros
               Y Reaseguros, S.A.                           Spain
    (xiv) St. Paul Media, Inc.                              Minnesota
     (xv) St. Paul Private RE, Inc.                         Minnesota
    (xvi) St. Paul Venture Capital, Inc.                    Minnesota
   (xvii) St. Paul Land Resources, Inc.                     Minnesota
  (xviii) Heffron, Ingle, McDowell & Cooper                 Minnesota
    (xix) St. Paul Lloyds Holdings, Inc.                    Texas
     (xx) St. Paul Management Services, Inc.                Minnesota

(2) Minet Holdings, Inc.                                    New York
    Subsidiaries:
      (i) The Swett & Crawford Group, Inc.                  California
          Subsidiaries:
          (a) Swett Insurance Managers of
                Nevada, Inc.                                Nevada
          (b) Swett Insurance Managers of
                Idaho, Inc.                                 Idaho
          (c) Durin Financial Corporation                   Wisconsin
          (d) Swett Insurance Managers of
                California, Inc.                            California
          (e) Swett Insurance Managers of
                Pennsylvania, Inc.                          Pennsylvania
          (f) Montgomery General Agency of
                New Jersey, Inc.                            New Jersey
          (g) Swett & Crawford                              California
           Subsidiaries:
            (1) Swett & Crawford of Texas, Inc.             Texas
            (2) Swett & Crawford of Hawaii, Inc.            Hawaii
            (3) Swett Insurance Managers, Inc.              Colorado
          (h) Swett & Crawford of Connecticut, Inc.         Connecticut
          (i) Swett Insurance Managers of Maine, Inc.       Maine
          (j) Swett & Crawford Insurance Agency
                of Massachusetts                            Massachusetts
     (ii) Minet Re North America, Inc.                      Georgia
          Subsidiaries:
          (a) RFC Intermediaries, Inc.                      California
          (b) Tailored Awards, Inc.                         Minnesota
          (c) RFC Management Corporation                    Minnesota
          (d) Intere Intermediaries, Inc.                   New York
           Subsidiaries:
            (1) Intere Bermuda                              Bermuda
            (2) Intere Far East, Ltd.                       Hong Kong
            (3) Port Cove Associates                        New York
          (e) IOC Reinsurance Brokers, Ltd.                 Canada
    (iii) Continental Underwriters, Ltd.                    Louisiana
     (iv) Minet, Inc.                                       New Jersey
          Subsidiary:
          (a) Minet Insurance Services, Inc.                California
          (b) Minet Insurance Services of
                Texas, Inc.                                 Texas
      (v) Minet Limited - Bermuda                           Bermuda
(3) St. Paul Reinsurance Management Corporation             New York
    Subsidiary:
      (i) Excess & Treaty Management Corporation            New York

(4) Minet Group PLC*                                        United Kingdom
    Subsidiaries:
      (i) JH Minet & Company Limited                        United Kingdom
     (ii) Minet Insurance Brokers (International)
           Limited                                          United Kingdom
    (iii) Minet Professional Services Limited               United Kingdom
          Subsidiaries:
          (a) Minet Professional Services
               Limited                                      Canada
          (b) Minet Professional Services
               Limited                                      Australia
     (iv) JH Minet (Canada) Inc.                            Canada
      (v) Cork, Bays and Fisher, Limited                    United Kingdom

(5) The John Nuveen Company**                               Delaware
    Subsidiaries:
      (i) John Nuveen & Co. Incorporated                    Delaware
     (ii) Nuveen Advisory Corp.                             Delaware
    (iii) Nuveen Institutional Advisory Corp.               Delaware

(6) St. Paul Investments Limited                            United Kingdom

(7) Camperdown Corporation                                  Delaware


*Minet Group PLC and its listed subsidiaries also conduct insurance brokerage business through a number of wholly-owned subsidiaries. A total of 8 such subsidiaries operate in the United States and 61 operate in foreign countries. These 69 subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of December 31, 1993.

**The John Nuveen Company is a majority-owned subsidiary jointly owned by the Registrant, which holds a 39% interest, and the Registrant's subsidiary, St. Paul Fire and Marine Insurance Company, which holds a 35% interest.